Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2015, with respect to the consolidated financial statements included in the Annual Report of FCB Financial Holdings, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of FCB Financial Holdings, Inc. and subsidiaries on Form S-8 (File No. 333-198713).

/s/ GRANT THORNTON LLP

Ft. Lauderdale, Florida

March 16, 2015